Exhibit 99.1

Timber Pharmaceuticals Provides Business Update and Announces Second Quarter 2020 Financial Results

Phase 2b Clinical Trials for Each of the Company’s Lead Assets in Orphan Dermatologic Diseases are Progressing as Planned

WOODCLIFF LAKE, NJ, August 18, 2020 -- Timber Pharmaceuticals, Inc. ("Timber" or the “Company”) (NYSE American: TMBR), a biopharmaceutical company focused on the development and commercialization of treatments for orphan dermatologic diseases, today provided a business update and announced financial results for the second quarter of 2020, ended June 30, 2020.

“Since Timber became a public company in mid-May, we have continued to execute on our strategic plan to develop and commercialize treatments for orphan and rare dermatologic diseases. Orphan and rare dermatology remains a very attractive market for Timber, as we believe the seven years of U.S. market exclusivity provided for the drugs in our strategic pipeline will enable them to reach considerable value in the marketplace. ” said John Koconis, Chief Executive Officer of Timber.

“During the second quarter we announced that all 11 sites in the CONTROL trial are open for TMB-001, and a significant portion have also opened for TMB-002, enabling us to expand the enrollment of patients in each of the Phase 2b clinical trials. We expect to complete the enrollment of patients in both the TMB-001 and TMB-002 studies during the early months of 2021. We are also working to advance the strategic options for the two assets we obtained in the merger with BioPharmX. We believe these efforts are strengthened by the notice we recently received from the European Patent Office (EPO) that it intends to grant a patent for the Company’s topical composition of pharmaceutical tetracycline (including minocycline) for dermatological use. Patents covering the BPX-01 and BPX-04 assets have previously been granted in the United States, South Africa and claims related to the patents have been allowed in Australia.”

“We encountered significant one time charges and expenses in connection with our merger and financing which are now behind us. We expect that our cash balance of nearly $14 million will fund our trials and operations through the completion of both the current TMB-001 and TMB-002 studies, which are expected to conclude in Q3 2021. With the merger-related costs now behind us, the Phase 2b clinical trials well underway, and supported by a strong balance sheet, we believe that Timber is well positioned to achieve its goals,” concluded Mr. Koconis.

For Timber’s complete financial results for the period ended June 30, 2020, see the Company’s quarterly Form 10-Q filed with the Securities and Exchange Commission on August 18, 2020.

About Timber Pharmaceuticals, Inc.

Timber Pharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of treatments for orphan dermatologic diseases. The Company's investigational therapies have proven mechanisms-of-action backed by decades of clinical experience and well-established CMC (chemistry, manufacturing and control) and safety profiles. The Company is initially focused on developing non-systemic treatments for rare dermatologic diseases including congenital ichthyosis (CI), facial angiofibromas (FAs) in tuberous sclerosis complex (TSC), and localized scleroderma. For more information, visit www.timberpharma.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company's product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management's current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential, "predict," "project," "should," "would" and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company's Form 10-Q filed on August 18, 2020 and its other filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information, contact:

Timber Pharmaceuticals, Inc.

John Koconis

Chief Executive Officer

jkoconis@timberpharma.com

Investor Relations:

Stephanie Prince

PCG Advisory

(646) 762-4518

sprince@pcgadvisory.com

Media Relations:

Adam Daley

Berry & Company Public Relations

(212) 253-8881

adaley@berrypr.com